Exhibit 99.1
PRESS RELEASE
INX Announces $9.9 million Registered Direct Offering of Common Stock to Institutional Investors
HOUSTON—(BUSINESS WIRE)—June 20, 2008—INX, Inc. (NASDAQ: INXI) announced today that it has entered into definitive agreements with institutional investors to sell up to 900,000 shares of its common stock for gross proceeds of approximately $9.9 million, before deducting placement agent fees and estimated offering expenses, in a “registered direct” offering. Raymond James & Associates, Inc. acted as the sole placement agent for the transaction.
INX intends to use the proceeds from the offering to retire approximately $6 million of outstanding debt under its acquisition credit facility and the balance of the proceeds will be used for general corporate purposes. In addition, the company may potentially use available cash resources, together with available credit under its acquisitions credit facility, to fund future acquisitions of complementary businesses.
Commenting on the offering, James Long, Chairman and CEO of INX said, “With the general tightening of the credit markets that has occurred over the past year, INX’s financial strength has been a growing competitive advantage in the market. The proceeds from this equity offering will improve INX’s financial strength, and enhances our ability to continue what has been a very successful program of acquiring complementary businesses. The offering will also broaden INX’s institutional investor base, increase market float and potential trading volume and shareholder liquidity, and initiates important new relationships with a list of high quality institutional investors.”
The securities described above are being offered by INX pursuant to a previously filed shelf registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on February 5, 2008. The shares of common stock may only be offered by means of a prospectus supplement and accompanying prospectus, forming a part of the effective shelf registration statement. Copies of the base prospectus and the prospectus supplement for the offering, may be obtained, when available, at the SEC’s website at http://www.sec.gov or from Raymond James & Associates, Inc. at 1-800-248-8863
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
ABOUT INX INC.:
INX Inc. (NASDAQ: INXI) is an information and communications technology infrastructure solutions firm delivering “Business Ready Solutions” to enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise network and data center infrastructure. Our services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Our customers range from large enterprises organizations such as corporations, to public entities that include federal, state and local governmental agencies. Additional information about INX can be found on our Website at www.inxi.com. Information on our website does not, however, form a part of this press release.
SAFE HARBOR STATEMENT ABOUT FORWARD-LOOKING STATEMENTS:
The statements contained in this press release that are not strictly statements of historical fact, including, but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including the statements related to how INX intends to utilize the proceeds of the offering, the manner in which the offering is expected to benefit INX, and the expected closing date of the offering, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this press release could differ materially from those stated in the forward-looking statements due to numerous factors. Information on the factors and risks that could affect INX’s business, financial condition and results of operations are contained in INX’s public disclosure filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” discussions therein, which are available at www.sec.gov. Recipients of this press release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.
CONTACT:
Brian Fontana
Chief Financial Officer, INX Inc.
713-795-2000
Brian.Fontana@inxi.com